Exhibit 10.1

RESTRICTED STOCK AGREEMENT

(Performance-Based Award)

PURSUANT TO THE TERMS OF THE

IMPERIAL SUGAR COMPANY LONG-TERM

INCENTIVE PLAN

(As Amended and Restated Effective January 10, 2003 and

as otherwise amended from time to time)

GRANT DATE:

1. Grant of Restricted Stock. On                          (the “Grant Date”), Imperial Sugar Company, a Texas Corporation (“Company”), hereby grants to                      (“Grantee”) all rights, title and interest in the record and beneficial ownership of                  shares of the common stock, no par value per share, of the Company (the “Restricted Shares”). The Restricted Shares are granted pursuant to the Imperial Sugar Company Long-Term Incentive Plan, as amended and restated effective January 10, 2003 and as otherwise amended from time to time (the “Plan”), and are subject to this Agreement and the Plan. By execution of this Agreement, Grantee agrees to be bound by the terms and provisions of this Agreement and the Plan.

All capitalized terms have the meanings set forth in the Plan unless otherwise specifically defined herein. All section references herein pertain to sections of this Agreement unless otherwise specifically provided.

2. Custody of Restricted Shares. The Restricted Shares shall be issued and registered in the name of Grantee and held, together with a stock power endorsed in blank, by the Chairman of the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company or his designee. The grant of Restricted Shares shall constitute an immediate transfer of the record and beneficial ownership of such shares to the Grantee; however, the Restricted Shares shall not be transferable by the Grantee until such time as the restrictions on their transfer imposed by the terms hereof have expired and such shares are delivered to or on behalf of the Grantee pursuant to Section 7. No interest, right or benefit in any Restricted Shares shall in any manner be liable for or subject to any debts, obligations, contracts, liabilities or torts of the Grantee until such time as the shares have been delivered pursuant to Section 7. Until such time as the Restricted Shares have been delivered pursuant to Section 7, the shares may not be transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, by the Grantee.

3. Risk of Forfeiture; Stock Power. Grantee shall forfeit the right to receive the Restricted Shares in accordance with Sections 4 and 5(d) and, in the event of any such forfeiture, and without any action on the part of Grantee, such forfeited shares shall be transferred to the Company or to any person designated by the Company. Grantee hereby appoints the Chairman of the Committee and any designee of said Chairman, and each of them, as Grantee’s attorney-in-fact to transfer such shares in the event of any such forfeiture. Grantee cannot revoke this appointment prior to the delivery of such shares to or on his behalf pursuant to Section 7.

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4. Vesting Period. Subject to possible accelerated vesting pursuant to Sections 5(a), (b) or (c), the Restricted Shares shall vest as follows:

[([a]) If on the [EBITDA] Determination Date, the Company determines that it has achieved its [fiscal] 20[    ] EBITDA] target of $            , then [        ]% of the Restricted Shares will begin vesting as follows: [            ] of such shares will vest on the [EBITDA] Determination Date, [            ] of such shares will vest on [            ] and [            ] of such shares will vest on [            ]. If such target is not met, [            ]% of the Restricted Shares will be forfeited to the Company on the [EBITDA] Determination Date.]

[([    ]) If on the [Revenue] Determination Date, the Company determines that it has achieved its [fiscal] 20[    ] [Revenue] target of $            , then [        ]% of the Restricted Shares will begin vesting as follows: [            ] of such shares will vest on the [Revenue] Determination Date, [            ] of such shares will vest on [            ] and [            ] of such shares will vest on [            ]. If such target is not met, [            ]% of the Restricted Shares will be forfeited to the Company on the [Revenue] Determination Date.]

[([    ]) If on the [Gross Margin] Determination Date, the Company determines that it has achieved its [fiscal] 20[    ] [Gross Margin] target of $            , then [        ]% of the Restricted Shares will begin vesting as follows: [            ] of such shares will vest on the [Gross Margin] Determination Date, [            ] of such shares will vest on [            ] and [            ] of such shares will vest on [            ]. If such target is not met, [            ]% of the Restricted Shares will be forfeited to the Company on the [Gross Margin] Determination Date.]

[([    ]) If on the Production Level Determination Date, the Company determines that it has achieved minimum sugar production for [fiscal] 20[    ] of [            ] hundred weight (cwt) [at its [            ] refinery], then up to [            ]% of the Restricted Shares will begin vesting as follows:

(i) If sugar production [at the [            ] refinery] for [fiscal] 20[    ] is exactly [            ] cwt, then [            ]% of the Restricted Shares will vest, with [            ] of such shares vesting on the Production Level Determination Date , [            ] of such shares vesting on [            ] and [            ] of such shares vesting on [            ], and [            ] % of the Restricted Shares will be forfeited to the Company on the Production Level Determination Date.

(ii) If sugar production [at the [            ] refinery] for [fiscal] 20[    ] is between [            ] cwt and [            ] cwt, the portion of the Restricted Shares to vest will be determined by straight-line interpolation between [            ]% and [            ]%, on the one hand, and [            ] cwt and [            ] cwt on the other hand, with [            ] of such shares vesting on the Production Level Determination Date, [            ] of such shares vesting on [            ] and [            ] of such shares vesting on [            ]. The portion of the Restricted Shares forfeited to the Company on the Production Level Determination Date will be [        ] % minus the percentage of Restricted Shares that are due to vest pursuant to this clause (ii).

(iii) If sugar production [at the [            ] refinery] for [fiscal] 20[    ] equals or exceeds [            ] cwt, then [    ]% of the Restricted Shares will vest as follows: [            ] of such shares will vest on [            ], [            ] of such shares will vest on [            ] and [            ] of such shares will vest on [            ].

If sugar production [at the [            ] refinery] for [fiscal] 20[    ] is less than [            ] cwt, then [        ]% of the Restricted Shares will be forfeited to the Company on the Production Level Determination Date.]

[([    ]) If on the Project Completion Determination Date, the Company determines that (i) it has achieved satisfactory completion of [            ] projects at the Company’s [            ] facility(ies) as identified

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in its [            ], then [            ]% of the Restricted Shares will begin vesting as follows: one-third of such shares will vest on the Project Completion Determination Date, [            ] of such shares will vest on [            ] and [            ] of such shares will vest on [            ]. If such goal is not met, [            ]% of the Restricted Shares will be forfeited to the Company on the Project Completion Determination Date.]

([    ]) For purposes of this Agreement:

(i) “[EBITDA] [Revenue] [Gross Margin] Determination Date” means the date the Company reasonably determines its [Revenue] [Gross Margin] [EBITDA] for [fiscal] 20[    ], which is expected to be on or before [            ].

(ii) “Production Level Determination Date” means the date the Company reasonably determines the actual sugar production level [at its [            ] refinery] for [fiscal] 20[    ], which is expected to be on or before [            ].

(iii) “Project Completion Determination Date” means the date the Company reasonably determines whether the Company has achieved satisfactory completion of [            ] project(s) at the Company’s [            ] facility(ies) as identified in its [            ], which is expected to be on or before [            ].

5. Termination of Employment or Change in Control. In the event of termination of employment of the Grantee, or the occurrence of a Change in Control (as defined in the Plan), Grantee’s rights under this Agreement shall be affected as follows:

(a) Death or Disability. If Grantee’s employment with the Company is terminated due to Grantee’s death or disability (as defined in the Plan), then all of the Restricted Shares that have commenced, or subsequently commence, vesting under Section 4 shall automatically become vested on such termination date or, if later, the applicable [            ] Determination Date(s).

(b) Retirement. If Grantee’s employment with the Company is terminated due to Grantee’s retirement at or after attaining age 65, then all of the Restricted Shares that have commenced, or subsequently commence, vesting under Section 4 shall automatically become vested on such termination date or, if later, the applicable [            ] Determination Date(s).

(c) Change in Control. If a Change in Control (as defined in the Plan) should occur before the Grantee’s employment with the Company has been terminated for any reason, then all of the Restricted Shares that previously have not been forfeited shall automatically become vested as of the occurrence date of the Change in Control. Effective as of such Change in Control date, such Restricted Shares shall be fully vested and non-forfeitable regardless of whether Grantee’s employment is thereafter terminated.

(d) Termination of Employment. If there is a termination of Grantee’s employment with the Company for any reason other than due to one of the reasons specified above in parts (a), (b) or (c) of this Section 5, as determined by the Committee in good faith, then Grantee shall forfeit the right to receive any Restricted Shares that have not effectively vested pursuant to Section 4 before such termination date.

6. Forfeitures. Any Restricted Shares forfeited by the Grantee pursuant to Section 4 or 5(d) shall be reacquired by the Company pursuant to Section 3 without charge or payment.

7. Transfer and Delivery of Restricted Shares to Grantee. The Committee shall cause to be issued and delivered to Grantee a certificate or certificates for all vested Restricted Shares, free of

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restrictions hereunder, to or on behalf of Grantee within ten (10) days from the date that Grantee becomes vested in such Restricted Shares pursuant to Section 4 or 5 hereof, as applicable; provided however, in the event of a Change in Control pursuant to Section 5(c), such non-restricted and fully vested shares shall be delivered to Grantee within five (5) days from the Change in Control date.

8. Voting and Dividend Rights. The Grantee is entitled to exercise voting rights applicable to the Restricted Shares unless and until forfeited pursuant to Section 6. Dividends declared on the Restricted Shares shall be accrued for the Grantee’s account and will be paid as soon as practicable following the vesting date unless such shares are forfeited pursuant to Section 6.

9. Amendment and Termination. This Agreement may be amended or terminated at any time and any amendment or termination must be set forth in a written instrument that is approved by the Committee and executed by both the Grantee and by an appropriate officer on behalf of the Company.

10. No Guarantee of Employment. The Plan and this Restricted Stock Agreement shall not confer upon the Grantee any right with respect to continuance of employment or other service with the Company, nor shall it interfere in any way with any right that the Company would otherwise have to terminate such employment or service at any time.

11. Withholding of Taxes. The Company shall have the right to (a) make deductions from the number of vested Restricted Shares otherwise deliverable to or on behalf of Grantee upon satisfaction of the conditions precedent of this Agreement in such amount as is sufficient to satisfy withholding of any federal, state or local taxes required by applicable law, and (b) take such other action as it deems to be necessary or appropriate to satisfy any tax withholding obligations.

12. No Guarantee of Tax Consequences. The Company and the Committee do not make any commitment or guarantee that any tax treatment will apply or be available to the Grantee or any other person.

13. Severability. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Agreement. In such event, this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

14. Successors. This Agreement shall bind and inure to the benefit of the Company and its successors, and to Grantee and, upon his death, to his estate and beneficiaries thereof (whether by will or the laws of descent and distribution).

15. Governing Law. The Plan and this Agreement shall be construed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions.

16. Effective Date of Grant. This Agreement is effective on the Grant Date.

ATTEST:	IMPERIAL SUGAR COMPANY

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

[Signatures continue on next page]

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Accepted and Agreed: Grantee:

Signature:

Name:

Date:

SPOUSAL CONSENT

I, the undersigned spouse, am married (or am deemed under applicable law to be married) to the “Grantee”. I hereby consent to the terms and provisions of this Restricted Stock Agreement.

Spouse’s Signature

Printed Name

Date:

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